Exhibit 99.1

Recro Pharma Appoints Karen A. Flynn to Its Board of Directors

MALVERN, PA, September 10, 2015 – Recro Pharma, Inc. (Nasdaq: REPH), a revenue generating specialty pharmaceutical company developing multiple non-opioid therapeutics for the treatment of acute post operative pain, today announced the appointment of Karen A. Flynn to the Company’s Board of Directors and Audit Committee. Ms. Flynn, President of Pharmaceutical Packaging Systems at West Pharmaceutical Services, Inc., brings over 28 years of commercial and manufacturing experience to Recro’s Board.

“Karen is a seasoned pharmaceutical executive with deep experience in sales, manufacturing and operations for late-stage and commercial pharmaceutical products,” said Gerri Henwood, President and Chief Executive Officer of Recro Pharma. “She is a welcome addition to the Recro Board of Directors, and we look forward to her contributions as we progress our pipeline of drug candidates and enter into the next stage of growth as a company.”

In her current role at West, Ms. Flynn is responsible for the company’s largest division, with global sales in excess of $1 billion. Previously, she was President, Americas Region, Pharmaceutical Packaging Systems at West, where she was responsible for both the manufacturing and commercial aspects of the business, including management of finance, operations, supply chain, sales, marketing, quality, research and development, and human resources. She previously served as Vice President, Sales from May 2008 to June 2012. From 2000 to 2008, Ms. Flynn served at Catalent, formerly known as Cardinal Health, where she worked in Sales Management, finishing her career there as Vice President, Global Accounts. Prior to Catalent, she spent 15 years at West, in numerous roles spanning general management, commercial operations, business development, product launch preparation, and finance.

Ms. Flynn holds a Bachelor of Science in Pre-Professional Studies from The University of Notre Dame, a Master of Science in Business Administration from Boston University, and a Master of Science in Engineering from The University of Pennsylvania. She is a member of the Healthcare Businesswomen’s Association, the Forum of Executive Women, and serves on the Downingtown STEM Academy Advisory Board.

About Recro Pharma, Inc.

Recro Pharma is a revenue generating specialty pharmaceutical company developing multiple non-opioid therapeutics for the treatment of acute post operative pain. Recro Pharma is currently developing IV/IM meloxicam, a proprietary, long-acting preferential COX-2 inhibitor, and Dex-IN, a proprietary intranasal formulation of dexmedetomidine, for the treatment of acute post operative pain. Both compounds have successfully completed Phase II clinical trials. As Recro Pharma’s product candidates are not in the opioid class of drugs, the Company believes its candidates would avoid many of the side effects associated with commonly prescribed opioid therapeutics, such as addiction, constipation and respiratory distress, while maintaining analgesic effect.

Recro Pharma also owns and operates an 87,000 square foot, DEA-licensed facility that manufactures five commercial products and receives royalties associated with the sales of these products.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements. Such forward-looking statements reflect Recro Pharma’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to Recro Pharma or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to Recro Pharma and are subject to a number of risks, uncertainties, and other factors that could cause Recro Pharma’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

CONTACT:

Recro Pharma, Inc.

Charles T. Garner

Chief Financial Officer

(484) 395-2425

Media and Investors:

Argot Partners

Susan Kim

(212) 600-1902

susan@argotpartners.com